UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 1, 2007, Erie Indemnity Company (the "Company") filed a Form 8-K disclosing its results of operations and financial condition for the second quarter of 2007. That Form 8-K also announced the resignation of the Company’s President and Chief Executive Officer, Jeffrey A. Ludrof, and the subsequent appointment of John J. Brinling, Jr. to serve as interim President and Chief Executive Officer. At the time that Form 8-K was filed, information regarding Mr. Brinling’s compensation and benefits was not yet available. This Amendment to the Form 8-K filed on August 1, 2007, sets forth the details of Mr. Brinling’s compensation arrangement.

On October 11, 2007, the Company entered into arrangement with its interim President and Chief Executive Officer, John J. Brinling, Jr., regarding his compensation and benefits. Mr. Brinling, age 60, assumed this position on August 8, 2007, upon the resignation of the Company’s former President and Chief Executive Officer. The material terms of the arrangement are substantially the same as the Company had with Mr. Brinling’s predecessor, including an annual salary of $815,626 and participation in the Company’s Annual and Long-Term Incentive Plans on a pro-rated basis for the portion of the year that Mr. Brinling serves as President and Chief Executive Officer. In addition, and in lieu of Mr. Brinling’s participation in the Company’s Pension Plans, the Company will credit an amount equal to a certain percentage of his salary to a hypothetical account to be paid to him after termination of his service as President and Chief Executive Officer. This arrangement is filed as Exhibit No. 99.1 to this 8-K.

(e) See disclosure for Item 5.02(c) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

October 17, 2007	By:	James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Compensation and Benefits Arrangement for John J. Brinling, Jr.